Exhibit 32.02
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Jereme M. Sylvain, Executive Vice President and Chief Financial Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the annual Report on Form 10-K for the period ended December 31, 2022 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 9, 2023

/s/ JEREME M. SYLVAIN
Jereme M. Sylvain
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)